EXHIBIT 10.1

EIGHTH AMENDMENT TO Loan AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO Loan AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of April 15, 2016, by and among INTRICON CORPORATION, a Pennsylvania corporation, INTRICON, INC. (formerly known as Resistance Technology, Inc.), a Minnesota corporation (successor-by-merger to Intricon Datrix Corporation (formerly known as Jon Barron, Inc.) (d/b/a Datrix), a California corporation), INTRICON TIBBETTS CORPORATION (formerly known as TI Acquisition Corporation), a Maine corporation (each, a “Borrower”; collectively, the “Borrowers”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (the “Bank”).

RECITALS:

A.                  The Borrowers and the Bank are parties to a certain Loan and Security Agreement dated as of August 13, 2009, as amended by a First Amendment dated as of March 12, 2010, as further amended by a Second Amendment dated as of August 12, 2011, as further amended by a Third Amendment dated as of March 1, 2012, as further amended by a Fourth Amendment dated as of August 6, 2012, as further amended by a Fifth Amendment dated December 21, 2012, as further amended by a Sixth Amendment dated February 14, 2014 and as further amended by a Seventh Amendment dated March 31, 2015 (as so amended, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.                  The Borrowers have requested that the Bank amend certain provisions of the Loan Agreement, and the Bank has agreed to so amend the Loan Agreement upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                      Delivery of Documents. At or prior to the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, the Borrowers shall have satisfied the following conditions and delivered or caused to be delivered to the Bank the following documents each dated such date and in form and substance satisfactory to the Bank and duly executed by all appropriate parties:

(a)                 This Amendment, duly executed by the Borrowers.

(b)                 The Third Amended and Restated Term Note, made payable by the Borrowers to the order of the Bank in the principal amount of $6,000,000 and otherwise in form and substance acceptable to the Bank (the “Term Note”).

(c)                 The Amended and Restated Revolving Note, made payable by the Borrowers to the order of the Bank in the principal amount of $9,000,000 and otherwise in form and substance acceptable to the Bank (the “Revolving Note”).

(d)                 With respect to each Borrower, a copy of the resolutions of the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Amendment, the Term Note and the Revolving Note certified as true and accurate by an officer of such Borrower, along with a certificate of such officer which (i) certifies that there has been no amendment to either the Articles of Incorporation or the Bylaws of such Borrower since true and accurate copies of the same were last delivered and certified to the Bank, and that said Articles of Incorporation and the Bylaws remain in full force and effect as of the date of this Amendment, (ii) identifies each officer of such Borrower authorized to execute this Amendment and any other instrument or agreement executed by such Borrower in connection with this Amendment, and (iii) sets forth specimen signatures of each officer of such Borrower referred to above and identifies the office or offices held by such officer.

(e)                 The Bank shall have received an amendment fee in the amount of $15,000, which fee shall be non-refundable when paid and wholly earned when received.

(f)                  Such other documents or instruments as the Bank may reasonably require.

Section 2.                      Amendments.

(a)                 Definitions. Section 1.1 of the Loan Agreement is amended by adding in appropriate alphabetical order, or amending and restating, as applicable, the following terms:

“Borrowing Base Amount” shall mean:

(a)                 an amount equal to eighty-five percent (85%) of the net amount (after deduction of such reserves and allowances as the Bank deems proper and necessary in the exercise of its commercially reasonable judgment) of all Eligible Accounts of all Borrowers; provided, however, that for all Eligible Accounts for which Medtronic, Inc., United Healthcare or any subsidiary thereof, is the Account Debtor, the foregoing reference to 85% shall be deemed to be 90%; plus

(b)                 the lesser of (i) an amount equal to fifty percent (50%) of the lower of cost or market value (after deduction of such reserves and allowances as the Bank deems proper and necessary in the exercise of its commercially reasonable judgment) of all Eligible Inventory of all Borrowers, and (ii) Four Million and 00/100 Dollars ($4,000,000.00).

“LIBOR Rate” shall mean a per annum rate of interest equal to the greater of (a) 0% and (b) LIBOR for the relevant Interest Period, which LIBOR Rate shall remain fixed during such Interest Period.

“Pledged Entities” means, collectively, Inc. and, until such time that Tibbetts is dissolved in accordance with Section 8.2 herein, Tibbetts.

“Revolving Loan Commitment” shall mean Nine Million and 00/100 Dollars ($9,000,000.00).

“Term Note” means a term note in the form prepared by and acceptable to the Bank, dated as of the date of the Eighth Amendment to this Agreement, in the original principal amount of $6,000,000 and maturing on the Term Loan Maturity Date, duly executed by the Borrowers and made jointly and severally payable to the order of the Bank, together with any and all renewal, extension, modification or replacement notes executed by the Borrowers and delivered to the Bank and given in substitution therefor.

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(b)                 Amended Definition. The definition of “Applicable Base Rate Margin,” “Applicable LIBOR Rate Margin,” “Applicable LOC Fee” and “Applicable Non-Use Fee” is hereby amended by inserting to the end thereof the following sentence: “From the date of the Eighth Amendment to this Agreement to and including the Determination Date in June 2016, the pricing associated with Tier II will be in effect.”

(c)                 Term Loan Provisions.

(i)                   Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a)                      Term Loan.

(i)                      The Bank has made term loans to the Borrowers in accordance with the terms of this Agreement, in connection with the Second Amendment to this Agreement, the Fifth Amendment to this Agreement and the Seventh Amendment to this Agreement (the “Prior Term Loans”). Immediately before giving effect to the Eighth Amendment to this Agreement, the aggregate outstanding principal balance of the Prior Term Loans was $4,000,000 and the Borrowers’ obligation to pay the Prior Term Loans was evidenced by the Second Amended and Restated Term Note of the Borrowers dated March 31, 2015 and payable to the order of the Bank in the original principal amount of $5,000,000 (the “Prior Term Note”).

(ii)                      The Bank agrees to make a new term loan to the Borrowers in the amount of $2,000,000 (the “Eighth Amendment Term Loan”) on the date the conditions precedent to the Eighth Amendment to this Agreement are satisfied and from and after such date, the Prior Term Loan and the Eighth Amendment Term Loan will be deemed to be a single term loan in the original principal amount of $6,000,000 and will be referred to as the “Term Loan”. The obligation of the Borrowers to pay the principal of, and interest on, the Term Loan shall be evidenced by the Term Note. The Borrowers will use the proceeds of the Eighth Amendment Term Loan for the purposes of prepaying the Borrowers’ Revolving Loans in part and financing their working capital requirements and general corporate purposes. The Term Loan may be prepaid in whole or in part at any time subject to Section 2.2(e), but shall be due in full on the Term Loan Maturity Date, unless the credit extended under the Term Loan is otherwise accelerated, terminated or extended as provided in this Agreement.

(ii)                 Section 2.2(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c)                      Term Loan Principal Payments. The outstanding principal balance of the Term Loan shall be repaid in equal quarterly installments of $250,000, payable on the last day of each calendar quarter, commencing with the calendar quarter ending June 30, 2016, and the remaining unpaid principal of the Term Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the Term Loan Maturity Date. Principal amounts repaid on the Term Note may not be borrowed again.

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(d)                 Borrowers’ Existence. Section 8.2 of the Loan Agreement is hereby amended to insert to the end thereof a new sentence to read as follows:

Notwithstanding anything to the contrary in this Section 8.2, Tibbetts may be dissolved within 30 days after the date of the Eighth Amendment to this Agreement, provided that, (i) at the time thereof and immediately after giving effect thereto, no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (ii) the Borrowers shall provide evidence to the Bank of the dissolution of Tibbetts promptly after effectiveness thereof.

(e)                 Investments.

(i)                   Section 9.3(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(e)                      Investments listed on Schedule 9.3 as of the date of the Eighth Amendment to this Agreement, including Investments in the Foreign Subsidiaries of Borrowers, provided that Investments made in IntriCon UK, Ltd. shall be subject to the limitations set forth in clause (g) of this Section 9.3;

(ii)                 Section 9.3(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(g)                      Investments in the Potential Investments as contemplated by the agreements delivered to the Bank in connection with the Seventh Amendment to this Agreement and, after delivery to the Bank of such documents as the Bank may reasonably request, other Investments in businesses related to the core business activities of the Borrowers made on or after the date of the Seventh Amendment to this Agreement, including, among others, Investments made in Intricon UK Ltd., provided that (i) immediately before and immediately after giving effect to any such Investment, no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (ii) aggregate amount of such Investments (net of all repayments, returns of capital, interest payments, dividends and distributions received after the date of the Seventh Amendment to this Agreement) does not exceed $4,000,000 at any time;

(f)                  Change of Legal Status. Section 9.13 of the Loan Agreement is hereby amended to insert to the end thereof a new sentence to read as follows:

Notwithstanding anything to the contrary in this Section 9.13, Tibbetts may be dissolved in accordance with Section 8.2 of this Agreement.

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(g)                 Funded Debt to EBITDA. Section 10.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.2                      Funded Debt to EBITDA. As of each of the measurement dates set forth in the chart below, the Borrowers and their respective consolidated Subsidiaries shall maintain a ratio of: (a) consolidated Funded Debt as of such date, minus the aggregate collected cash balance in Deposit Accounts of the Borrowers maintained with the Bank as of such date; to (b) consolidated EBITDA (the “Leverage Ratio”) for the period of twelve (12) consecutive calendar months then-ended of not greater than the amount set forth opposite such measurement date in the chart below:

Measurement Date	Maximum Leverage Ratio
December 31, 2015	2.50 to 1.00
March 31, 2016	2.75 to 1.00
June 30, 2016	2.75 to 1.00
September 30, 2016	2.75 to 1.00
December 31, 2016	2.75 to 1.00
March 31, 2017 and the last day of each calendar quarter ending thereafter	2.50 to 1.00

(h)                 Schedules. Schedules 7.1, 7.28, and 9.3 to the Loan Agreement are hereby replaced in their entirety with Schedules 7.1, 7.28, and 9.3 attached hereto.

Section 3.                      Tibbets Representations and Release. The Borrowers represent and warrant that Tibbetts has no material assets, liabilities or operations. The Bank agrees that, subject to satisfaction of the requirements set forth in Section 8.2 of the Loan Agreement, as amended by this Amendment, Tibbetts will be deemed to be automatically released and discharged of any Obligations under the Loan Agreement and will no longer constitute an Obligor thereunder or under any other Loan Document. The Bank’s release and discharge will be deemed to occur automatically and concurrently with (but immediately prior to the effectiveness of) the dissolution of Tibbetts, without any further action on the part of the Bank or the Borrowers. Notwithstanding the foregoing, to the extent that any Collateral is transferred by Tibbetts to a Borrower in connection with the dissolution of Tibbetts, such Collateral shall remain subject to the Bank’s security interest in such Collateral.

Section 4.                      Representations; No Default. Each Borrower represents and warrants that: (a) the representation and warranties contained in Section 7 of the Loan Agreement are true and correct in all material respects, as though made on the date hereof, except to the extent such representation and warranty, by its express terms, relates solely to a prior date, and except that the representations and warranties contained in Section 7.26 of the Loan Agreement shall be true and correct in all material respects, as though made on the date of the financial statements most recently delivered to the Bank pursuant to Section 8.8(a) of the Loan Agreement; (b) such Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by such Borrower in connection herewith; (c) neither this Amendment nor the agreements contained herein contravene or constitute an Unmatured Event of Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which such Borrower is a party or a signatory, or any provision of such Borrower’s Articles of Incorporation or Bylaws or, to the best of such Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Bank; (d) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or other agreements and documents executed and delivered by such Borrower in connection herewith or the performance of obligations of such Borrower herein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Bank; (e) no events have taken place and no circumstances exist at the date hereof which would give such Borrower grounds to assert a defense, offset or counterclaim to the obligations of such Borrower under the Loan Agreement or any of the other Loan Documents; (f) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claim to have against the Bank, which might arise out of or be connected with any act of commission or omission of the Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Notes (as defined in the Loan Agreement); and (g) after giving effect to this Amendment, no Unmatured Event of Default or Event of Default has occurred and is continuing under the Loan Agreement.

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Section 5.                      Affirmation; Further References. The Bank and each Borrower acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

Section 6.                      Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 7.                      Successors. This Amendment shall be binding upon the Borrowers, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Bank and to the respective successors and assigns of the Bank.

Section 8.                      Costs and Expenses. Each Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Bank) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrowers under this Amendment, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

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Section 9.                      Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 10.                  Counterparts; Digital Copies. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (.pdf) of this signed Amendment shall be deemed to be an original thereof.

Section 11.                  Release of Rights and Claims. Each Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Bank and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with Bank prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which such Borrower may have against Bank.

Section 12.                  Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

Section 13.                  No Waiver. Nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Bank’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[Remainder of page intentionally blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWERS:	INTRICON CORPORATION, a Pennsylvania corporation

	By	/s/ Scott Longval
Scott Longval, Chief Financial Officer

INTRICON, INC. (formerly known as Resistance Technology, Inc.), a Minnesota corporation

	By	/s/ Scott Longval
Scott Longval, Chief Financial Officer

INTRICON TIBBETTS CORPORATION (formerly known as TI Acquisition Corporation), a Maine corporation

	By	/s/ Scott Longval
Scott Longval, Chief Financial Officer

[Signature page to Eighth Amendment to Loan and Security Agreement]

BANK:	THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation

	By	/s/ Leanne Manning
Leanne Manning, Managing Director

[Signature page to Eighth Amendment to Loan and Security Agreement]

SCHEDULE 7.1

TO

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Schedule 7.1

Corporate Status

Current Name	Jurisdiction of Organization	Org. ID Number	Other Name or Trade Name in the Last Five Years	Foreign Qualification	Address of Principal Place of Business
IntriCon Corporation	Pennsylvania	323408	Selas Corporation of America	None	IntriCon Corporation 1260 Red Fox Road Arden Hills, MN 55112
IntriCon Inc.	Minnesota	2712444	Resistance Technology, Inc. Intricon Datrix Corporation (f/k/a Jon Barron, Inc.)	None	IntriCon, Inc. 1260 Red Fox Road Arden Hills, MN 55112
IntriCon Tibbetts Corporation	Maine	20071509D	TIAC Acquisition Corporation	None	IntriCon Tibbetts Corporation 5 Colcord Avenue Camden, ME 04843

SCHEDULE 7.28

TO

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Schedule 7.28

PLEDGED EQUITY INTERESTS

Pledged Entity	Authorized Capital Stock	Issued and Outstanding Capital Stock	Owners of Capital Stock
IntriCon, INC	500,000 shares of common stock, par value $0.10 per share	442,173	Intricon Corporation
intricon tibbetts corporation	100 shares, no par value	100	Intricon Corporation

SCHEDULE 9.3

TO

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Schedule 9.3

Investments

Description	Type	Interest
1) Hearing Instrument Manufacturers Patent Partnership (HIMPP)	Danish LP	Limited Partner, 9% ownership
2) IntriCon GmbH	Equity Interest	90% owned by IntriCon, Inc.
3) IntriCon Pte Ltd	Equity Interest	100% owned by IntriCon, Inc.
4) IntriCon UK Ltd.	Equity Interest	100% owned by IntriCon, Inc.